Exhibit 99.1

PRESS RELEASE

CYTODYN ANNOUNCES PROVISIONAL PATENT FILING

Lutz, Florida, August 4, 2011 – CytoDyn Inc. (the “Company”) (OTC:CYDY.PK) announced today that on June 17, 2011 it filed for a provisional patent in the United States for the treatment of FIV, a retroviral infection in cats. The Company intends to develop this product as part of its wholly owned subsidiary CytoDyn Veterinary Medicine, LLC which the Company hopes will allow it to expand its science into a different market segment. The Company’s primary target will be a monoclonal antibody for the treatment of FIV infection in cats. According to Kenneth J. Van Ness, the Company’s President and Chief Executive Officer, “we believe our technology may allow us to target cell derived molecules that the Company thinks may be essential for retroviral infections.”

Forward Looking Statements

The Press Release includes forward-looking statements and includes forward-looking information within the meaning of United States securities laws. These statements and this information represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, of which many are beyond the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements or forward-looking information. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof, identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or on this forward-looking information.

For more information please contact:

Douglas E. Jacobson

Controller

(813) 527-6969